Exhibit 99.1

GM FINANCIAL REPORTS FIRST QUARTER 2021
OPERATING RESULTS

•First quarter net income of $878 million
•Retail loan and operating lease originations of $14.0 billion for the first quarter
•Earning assets of $100.8 billion at March 31, 2021
•Available liquidity of $30.2 billion at March 31, 2021

FORT WORTH, TEXAS May 5, 2021 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $878 million for the quarter ended March 31, 2021, compared to $776 million for the quarter ended December 31, 2020, and $167 million for the quarter ended March 31, 2020.

Retail loan originations were $8.2 billion for the quarter ended March 31, 2021, compared to $7.6 billion for the quarter ended December 31, 2020, and $6.5 billion for the quarter ended March 31, 2020. The outstanding balance of retail finance receivables, net of fees was $53.4 billion at March 31, 2021, compared to $51.3 billion at December 31, 2020 and $42.5 billion at March 31, 2020.

Operating lease originations were $5.8 billion for the quarter ended March 31, 2021, compared to $6.0 billion for the quarter ended December 31, 2020, and $5.0 billion for the quarter ended March 31, 2020. Leased vehicles, net was $40.3 billion at March 31, 2021, compared to $39.8 billion at December 31, 2020, and $41.3 billion at March 31, 2020.

The outstanding balance of commercial finance receivables, net of fees was $7.0 billion at March 31, 2021, compared to $9.1 billion at December 31, 2020 and $12.3 billion at March 31, 2020.

Retail finance receivables 31-60 days delinquent were 1.4% of the portfolio at March 31, 2021 and 2.7% at March 31, 2020. Accounts more than 60 days delinquent were 0.5% of the portfolio at March 31, 2021 and 1.1% at March 31, 2020.

Annualized net charge-offs were 0.8% of average retail finance receivables for the quarter ended March 31, 2021 and 1.7% for the quarter ended March 31, 2020.

The Company had total available liquidity of $30.2 billion at March 31, 2021, consisting of $6.3 billion of cash and cash equivalents, $20.4 billion of borrowing capacity on unpledged eligible assets, $0.5 billion of borrowing capacity on committed unsecured lines of credit, $1.0 billion of borrowing capacity on the Junior Subordinated Revolving Credit Facility from GM, and $2.0 billion of borrowing capacity on the GM Revolving 364-Day Credit Facility.

Earnings resulting from the Company's equity investment in joint ventures that conduct automotive finance operations in China were $54 million for the quarter ended March 31, 2021, compared to $34 million for the quarter ended December 31, 2020 and $25 million for the quarter ended March 31, 2020.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. In lieu of a conference call, management recorded remarks addressing the Company’s results of operations for the quarter ended March 31, 2021. This recording, along with the presentation slides and this release, will be posted to the Company’s website on May 5, 2021 by 11:00 a.m. central time. The recording and materials can be accessed via the Investor Relations section of the Company’s website at https://investor.gmfinancial.com.

Forward-Looking Statements

This release contains several “forward-looking statements.” Forward-looking statements are those that use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or “anticipate” and other comparable expressions. These words indicate future events and trends. Forward-looking statements are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2020 and our subsequent quarterly reports on Form 10-Q. Such risks include - but are not limited to - the length and severity of the COVID-19 pandemic; GM's ability to sell new vehicles that we finance in the markets we serve; dealers' effectiveness in marketing our financial products to consumers; the viability of GM-franchised dealers that are commercial loan customers; the sufficiency, availability and cost of sources of financing, including credit facilities, securitization programs and secured and unsecured debt issuances; the adequacy of our underwriting criteria for loans and leases and the level of net charge-offs, delinquencies and prepayments on the loans and leases we purchase or originate; our ability to effectively manage capital or liquidity consistent with evolving business or operational needs, risk management standards and regulatory or supervisory requirements; the adequacy of our allowance for loan losses on our finance receivables; our ability to maintain and expand our market share due to competition in the automotive finance industry from a large number of banks, credit unions, independent finance companies and other captive automotive finance subsidiaries; changes in the automotive industry that result in a change in demand for vehicles and related vehicle financing; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; adverse determinations with respect to the application of existing laws, or the results of any audits from tax authorities, as well as changes in tax laws and regulations, supervision, enforcement and licensing across various jurisdictions; the prices at which used vehicles are sold in the wholesale auction markets; vehicle return rates, our ability to estimate residual value at lease inception and the residual value performance on vehicles we lease; interest rate fluctuations and certain related derivatives exposure; our joint ventures in China, which we cannot operate solely for our benefit and over which we have limited control; changes in the determination of LIBOR and other benchmark rates; our ability to secure private customer and employee data or our proprietary information, manage risks related to security breaches and other disruptions to our networks and systems and comply with enterprise data regulations in all key market regions; foreign currency exchange rate fluctuations and other risks applicable to our operations outside of the U.S.; and changes in local, regional, national or international economic, social or political conditions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited, in millions)

	Three Months Ended March 31,
	2021	2020
Revenue
Finance charge income	$1,016	$1,006
Leased vehicle income	2,321	2,463
Other income	70	92
Total revenue	3,407	3,561
Costs and expenses
Operating expenses	411	358
Leased vehicle expenses	1,244	1,697
Provision for loan losses	(26)	466
Interest expense	650	835
Total costs and expenses	2,279	3,356
Equity income	54	25
Income before income taxes	1,182	230
Income tax provision	304	63
Net income	878	167
Less: cumulative dividends on preferred stock	30	23
Net income attributable to common shareholder	$848	$144

Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$6,343	$5,063
Finance receivables, net	58,585	58,390
Leased vehicles, net	40,343	39,819
Goodwill	1,169	1,173
Equity in net assets of non-consolidated affiliates	1,630	1,581
Related party receivables	669	643
Other assets	6,451	7,156
Total assets	$115,190	$113,825
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Secured debt	$39,965	$39,982
Unsecured debt	53,730	52,443
Deferred income	2,989	3,048
Related party payables	210	269
Other liabilities	4,496	4,485
Total liabilities	101,390	100,227
Total shareholders' equity	13,800	13,598
Total liabilities and shareholders' equity	$115,190	$113,825

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended March 31,
Originations	2021	2020
Retail finance receivables originations	$8,232	$6,497
Lease originations	$5,760	$5,040

	Three Months Ended March 31,
Average Earning Assets	2021	2020
Average retail finance receivables	$52,519	$42,416
Average commercial finance receivables	8,113	11,678
Average finance receivables	60,632	54,094
Average leased vehicles, net	40,102	41,778
Average earning assets	$100,734	$95,872

Ending Earning Assets	March 31, 2021	December 31, 2020
Retail finance receivables, net of fees	$53,397	$51,288
Commercial finance receivables, net of fees	7,023	9,080
Leased vehicles, net	40,343	39,819
Ending earning assets	$100,763	$100,187

Finance Receivables	March 31, 2021	December 31, 2020
Retail
Retail finance receivables, net of fees	$53,397	$51,288
Less: allowance for loan losses	(1,784)	(1,915)
Total retail finance receivables, net	51,613	49,373
Commercial
Commercial finance receivables, net of fees	7,023	9,080
Less: allowance for loan losses	(51)	(63)
Total commercial finance receivables, net	6,972	9,017
Total finance receivables, net	$58,585	$58,390

Allowance for Loan Losses	March 31, 2021	December 31, 2020
Allowance for loan losses as a percentage of retail finance receivables, net of fees	3.3%	3.7%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.7%	0.7%

Delinquencies	March 31, 2021	March 31, 2020
Loan delinquency as a percentage of ending retail finance receivables:
31 - 60 days	1.4%	2.7%
Greater than 60 days	0.5	1.1
Total	1.9%	3.8%

	Three Months Ended March 31,
Charge-offs and Recoveries	2021	2020
Charge-offs	$253	$340
Less: recoveries	(149)	(156)
Net charge-offs	$104	$184
Net charge-offs as an annualized percentage of average retail finance receivables	0.8%	1.7%

	Three Months Ended March 31,
Operating Expenses	2021	2020
Operating expenses as an annualized percentage of average earning assets	1.7%	1.5%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com